EXHIBIT 10.23

R.R. DONNELLEY & SONS COMPANY
DIRECTOR CASH AWARD

This Cash Award (“Award”) is granted as of this xxxxxx day of xxxxxx (the “Grant Date”) by R.R. Donnelley & Sons Company, a Delaware corporation (the “Company”), to xxxxxx (“Grantee”).  This Award is made to Grantee pursuant to the provisions of the Company’s 2017 Performance Incentive Plan (the “2017 PIP”).  Capitalized terms not defined herein shall have the meanings specified in the 2017 PIP.

1.Grant of Award.  The Company hereby credits to Grantee the cash value of xxxxxx restricted stock units multiplied by the then-current stock price on the close of business on xxxxxx,  subject to the restrictions and on the terms and conditions set forth herein.  Grantee shall indicate acceptance of this Award by signing and returning a copy hereof.

2.Vesting.

(a)Except to the extent otherwise provided in paragraph 2(c) below, the Company shall deliver the Award to Grantee on or as soon as administratively possible after xxxxxx.

3.Upon the Acceleration Date associated with a Change in Control, cash  equal to the value of the then current stock price on the date of Change in Control shall be delivered to Grantee in accordance with the terms of the 2017 PIP.

4.Withholding Taxes

(a)As a condition precedent to the payment of the Award pursuant to this agreement, the Company may, in its discretion, deduct from any amount then or thereafter payable by the Company to Grantee such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award.

5.Miscellaneous

(a)This Award shall be governed in accordance with the laws of the State of Illinois.

(b)This Award shall be binding upon and inure to the benefit of any successor or successors to the Company.

(c)Neither this Award nor any rights hereunder or thereunder may be transferred or assigned by Grantee other than:

(1)by will or the laws of descent and distribution; or

(2)as otherwise set forth in an amendment to this Award.

(d)The Committee, as from time to time constituted, shall have the right to determine any questions which arise in connection with this Award, This Award is subject to the provisions of the 2017 PIP and shall be interpreted in accordance therewith.

IN WITNESS WHEREOF, the Company has caused this Award to be duly executed by its duly authorized officer.

R.R. Donnelley & Sons Company

By:

                                  Name: Deborah Steiner

Title: EVP, General Counsel

Accepted: ______________________________________

                         Name